EXHIBIT 3.1

                           TRIMBLE NAVIGATION LIMITED

                       RESTATED ARTICLES OF INCORPORATION

         Charles R. Trimble and Robert A. Trimble certify that:

     1. They are the President and the Secretary, respectively, of Trimble Navigation Limited, a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows: I

         The name of this corporation is Trimble Navigation Limited.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue only one class of shares of stock, designated Common Stock, and the total number of shares that this corporation is authorized to issue is forty million (40,000,000).

         Upon  the  effective   date  of  this  amendment  to  the  Articles  of
         Incorporation, each outstanding share of Common Stock shall be split up and converted into four shares of Common Stock.

3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

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     4. The foregoing amendment and restatement of the Articles of Incorporation does not require the approval of the outstanding shares of the corporation because the amendment only effected a stock split in accordance with Section 902(c) of the California Corporations Code.

         The undersigned further declare under penalty of perjury that the matters set forth in this certificate are true and correct of their own knowledge.

         Executed at Sunnyvale, California, June 24, 1986.


                                   /s/ Charles R. Trimble
                                       Charles R. Trimble, President


                                  /s/ Robert A. Trimble
                                      Robert A. Trimble, Secretary


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